Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Charge Enterprises, Inc., Debtor.

Chapter 11

Case No. 24-10349 (TMH)

Plan/Disclosure Statement Objection Deadline:

April 12, 2024, at 4:00 p.m. (ET)

Contract Objection Deadline:

April 12, 2024, at 4:00 p.m. (ET)

Combined Hearing:

April 23, 2024, at 1:00 p.m. (ET)

Docket Ref. Nos. 14 & 58

NOTICE OF (A) COMMENCEMENT OF PREPACKAGED
CHAPTER 11 BANKRUPTCY CASES, (B) COMBINED HEARING
ON THE DEBTOR’S COMBINED DISCLOSURE STATEMENT AND
PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION, AND
RELATED MATTERS, (C) ASSUMPTION OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES AND CURE COSTS, (D) OBJECTION DEADLINES,
AND (E) SUMMARY OF THE PLAN OF REORGANIZATION

NOTICE IS HEREBY GIVEN as follows:

On March 7, 2024 (the “Petition Date”), Charge Enterprises, Inc. (the “Debtor”), the debtor and debtor in possession in the above-captioned chapter 11 case (the “Chapter 11 Case”) filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) a chapter 11 bankruptcy petition. On the same date, the Debtor filed the proposed Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Combined Disclosure Statement and Plan” and, the consensual prepackaged plan of reorganization set forth in Articles II–XIV therein, the “Plan of Reorganization”) pursuant to sections 1125 and 1126(b) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”). A copy of the Combined Disclosure Statement and Plan is available for inspection on the Court’s website at www.deb.uscourts.gov or free of charge on the Debtor’s restructuring website at https://dm.epiq11.com/ChargeEnterprises. The Combined Disclosure Statement and Plan also may be obtained upon request of the Debtor’s proposed counsel at the address specified below and is on file with the Clerk of the Bankruptcy Court, 824 North Market Street, Third Floor, Wilmington, Delaware 19801, where it is available for review between the hours of 8:00 a.m. to 4:00 p.m. (prevailing Eastern Time).

The Plan of Reorganization is a “prepackaged” plan of reorganization agreed to by the Debtor and the Prepetition Lenders. The primary purpose of the Plan of Reorganization is to substantially deleverage the reorganized enterprise. More specifically, the Plan of Reorganization provides for the reorganization of the Debtor as a going concern and the resolution of all Claims against and Equity Interests in the Debtor in the Chapter 11 Case. The Debtor believes that any valid alternative to confirmation of the Plan of Reorganization would result in significant delays, litigation, and additional costs, and, ultimately, would jeopardize recoveries for holders of Allowed Claims.

The Debtor will be filing a schedule of creditors that it believes holds unsecured claims, and the amount of such claims by March 21, 2024. Your claim will be allowed in the amount scheduled unless: your claim is designated as disputed, contingent, or unliquidated; you file a proof of claim in a different amount; or you receive another notice. If your claim is not scheduled or if your claim is designated as disputed, contingent, or unliquidated, you must file a proof of claim or you might not be paid on your claim. You may file a proof of claim even if your claim is scheduled.  The deadline to file proofs of claims will be established by the Plan of Reorganization, if confirmed.

Information Regarding the Chapter 11 Case: On the Petition Date, the Debtor filed with the Court a petition for reorganization relief under chapter 11 of the Bankruptcy Code. You may be a creditor of the Debtor. This notice lists important deadlines. You may want to consult an attorney to protect your rights. You may not receive all documents filed in the Chapter 11 Case. All documents filed with the Court are available for inspection at the Clerk of the Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, between the hours of 8:00 a.m. to 4:00 p.m. (prevailing Eastern Time) and on the Debtor’s restructuring website at https://dm.epiq11.com/ChargeEnterprises.

Notice to Holders of Ordinary Shares in Charge Enterprises, Inc.: On March 11, 2024, this Court entered the Interim Order (I) Establishing Notification Procedures and Approving Restrictions on Certain Transfers of, or Worthless Stock Deductions with Respect to, Stock of the Debtor and (II) Granting Related Relief [Docket No. 54] (the “Stock Procedures Order”), establishing procedures surrounding certain transfers of Ordinary Shares in Charge Enterprises, Inc. and restricting the ability of certain shareholders to take worthless stock deductions on their income tax returns with respect to their shares in Charge Enterprises, Inc. All registered holders of Ordinary Shares in Charge Enterprises, Inc. have been served with a copy of this notice. For a full description of these procedures, a copy of the Stock Procedures Order is available for inspection on the Court’s website at www.deb.uscourts.gov or free of charge on the Debtor’s restructuring website at https://dm.epiq11.com/ChargeEnterprises, or may be obtained upon request of the Debtor’s proposed counsel at the address specified below.

Objections to the Plan of Reorganization or Disclosure Statement: Any objection (each, a “Plan/Disclosure Statement Objection”) to the Combined Disclosure Statement and Plan must: (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware; (c) state the name and address of the objecting party and the amount and nature of the Claim or Interest beneficially owned by such entity; and (d) state with particularity the legal and factual basis for such objections, and, if practicable, a proposed modification to the Plan of Reorganization that would resolve such objection.

Plan/Disclosure Statement Objections must be filed with the Court and served upon the following parties (collectively, the “Notice Parties”) no later than April 12, 2024, at 4:00 p.m. (Eastern Time): (i) proposed counsel to the Debtor, Faegre Drinker Biddle & Reath LLP, 222 Delaware Ave., Suite 1410, Wilmington, Delaware 19801, Attn: Patrick Jackson (patrick.jackson@faegredrinker.com), Ian Bambrick (ian.bambrick@faegredrinker.com) and Sarah Silveira (sarah.silveira@faegredrinker.com); (ii) counsel to any official committee of unsecured creditors appointed in the Chapter 11 Case; (iii) the Office of the United States Trustee for the District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801, Attn: Rosa Sierra-Fox, Esq. (rosa.sierra-fox@usdoj.gov); and (iv) counsel to the DIP Lender, White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Harrison Denman (harrison.denman@whitecase.com), Laura Garr (laura.garr@whitecase.com), and Trudy Smith (trudy.smith@whitecase.com), and Richards, Layton & Finger, P.A., 920 N. King Street, Wilmington, DE 19801, Attn: Paul N. Heath (heath@rlf.com) and Amanda R. Steele (steele@rlf.com).

Notice to Counterparties to Executory Contracts and Unexpired Leases: You or one of your affiliates may be a counterparty to one or more contracts or leases that may be Executory Contracts or Unexpired Leases with the Debtor. In that event, except as otherwise provided in the Plan of Reorganization, each Executory Contract and Unexpired Lease not previously assumed or rejected shall be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, other than: (i) those identified on the Rejection Schedule; (ii) those that have been previously rejected by a Final Order; (iii) those that are the subject of a motion to reject that is pending on the Confirmation Date; (iv) those that are subject to a motion to reject pursuant to which the requested effective date of such rejection is after the Effective Date, or (v) those that are otherwise rejected pursuant to the terms of the Plan of Reorganization.

As set forth in the Plan of Reorganization, entry of the Confirmation Order by the Court shall constitute an order approving the assumption of all Executory Contracts and Unexpired Leases other than those identified in clauses (i), (ii), (iii), and (iv) of the foregoing paragraph, pursuant to sections 365(a) and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan of Reorganization or by Bankruptcy Court order shall re-vest in and be fully enforceable by the Reorganized Debtor in accordance with its terms.

The proposed Cure Claim for any Executory Contract or Unexpired Lease that is assumed pursuant to the Plan of Reorganization shall be zero dollars unless otherwise indicated on a Cure Notice. No later than the filing date of the Plan Supplement, to the extent not previously filed with the Court and served on affected counterparties, the Debtor shall provide for the Cure Notice to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court.

As set forth in the Plan of Reorganization, entry of the Confirmation Order by the Court shall constitute an order approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OF REORGANIZATION OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS, OBLIGATIONS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION, FAILURE TO COMPLY WITH OBLIGATIONS ARISING FROM PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE THE DEBTOR OR THE REORGANIZED DEBTOR ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

Objections to the Assumption or Rejection of Executory Contracts and Unexpired Leases and/or Cure Claim: If you wish to object to the proposed assumption or rejection of your Executory Contract or Unexpired Lease or to the Cure Claim associated with your Executory Contract or Unexpired Lease (all such objections, “Contract Objections”), your Contract Objection must: (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware; and (c) set forth the name of the objecting party, the basis for the objection, and the specific grounds therefor.

Contract Objections must be filed with the Court and served on the Debtor’s proposed counsel at the addresses specified below by the date as may be provided in the applicable Cure Notice or the Plan of Reorganization. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Claim will be deemed to have assented to such assumption or Cure Claim.

UNLESS A PLAN/DISCLOSURE STATEMENT OBJECTION OR A CONTRACT OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT.

Hearing on Confirmation of the Plan of Reorganization, the Adequacy of the Combined Disclosure Statement and Plan, Assumption and Rejection of Executory Contracts
and Unexpired Leases, and Proposed Cure Costs

The hearing (the “Combined Hearing”) will be held before the Honorable Thomas M. Horan, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 North Market Street, Wilmington, Delaware, 19801, on April 23, 2024, at 1:00 p.m. (prevailing Eastern Time) to consider the adequacy of the Combined Disclosure Statement and Plan, confirmation of the Plan of Reorganization, the assumption of Executory Contracts and Unexpired Leases, and the proposed Cure Claims, any objections to any of the foregoing, and any other matter that may properly come before the Court. Please be advised that the Combined Hearing may be continued from time to time by the Court or the Debtor without further notice other than by such adjournment being announced in open court or by a notice of adjournment filed with the Court and served on other parties entitled to notice.

Summary of Classification, Impairment, and Voting Status

The following chart summarizes the classification of Claims and Interests provided by the Plan of Reorganization and indicates the voting status of each class.

Classification, Impairment, and Voting Status of Claims and Interests
Class	Description	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Prepetition Lender Claims	Impaired	Entitled to Vote
3	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Section 510(b) Claims	Impaired	Not Entitled to Vote (Presumed to Reject)
6	Other Subordinated Claims	Impaired	Not Entitled to Vote (Presumed to Reject)
7	Series C Preferred Interests	Impaired	Not Entitled to Vote (Presumed to Reject)
8	Series D Preferred Interests	Impaired	Not Entitled to Vote (Presumed to Reject)
9	Series E Preferred Interests	Impaired	Not Entitled to Vote (Presumed to Reject)
10	Common Interests	Impaired	Not Entitled to Vote (Presumed to Reject)

Discharge, Injunction, Exculpation, and Release

YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THE COMBINED DISCLOSURE STATEMENT AND PLAN, INCLUDING THE DISCHARGE, INJUNCTION, EXCULPATION, AND RELEASE PROVISIONS, DESCRIBED BELOW, AS YOUR RIGHTS MIGHT BE AFFECTED.

Relevant Definitions

“Ds & Os” means, collectively, the Directors and Officers (each of whom is a “D&O”). For the avoidance of doubt, the Ds & Os do not include any individual who previously served as a director or officer of the Debtor but is not a Director or Officer as defined herein.

“Exculpated Party” means each of the following in its capacity as such: (a) the Debtor; (b) the Debtor’s post-petition officers, directors, trustees, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, and representatives (including specifically the Ds & Os and the Professionals); and (c) Arena.

“Released Parties” means, collectively, (i) Arena, (ii) the Arena Related Parties, and (iii) the Ds & Os (each of whom is a “Released Party”).

Article IX, Section 9.1—Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan of Reorganization or in any contract, instrument, or other agreement or document created pursuant to the Plan of Reorganization, the distributions, rights, and treatment that are provided in the Plan of Reorganization shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan of Reorganization on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability to the extent such Claims or Causes of Action accrued before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim based upon such debt or right is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan of Reorganization. Unless expressly provided in the Plan of Reorganization, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

For the avoidance of doubt, pursuant to section 1124(e) of the Bankruptcy Code, the discharge of any Debt of the Debtor under Section 9.1 of the Plan of Reorganization does not affect the liability of any other Entity on, or the property of any other Entity for, such Debt.

Article IX, Section 9.4—Releases by the Debtor

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtor and its Estate from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtor or its Subsidiaries, that the Debtor or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, or that any holder of any Claim or Interest could have asserted on behalf of the Debtor or its Subsidiaries, including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

(a)	the Debtor, the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents;

(b)

any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan of Reorganization or the reliance by any Released Party on the Plan of Reorganization or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan of Reorganization;

(c)

the Chapter 11 Case, the Plan of Reorganization, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan of Reorganization, including the distribution of property under the Plan of Reorganization or any other related agreement; or

(d)

the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Company D&O Claims that are or may be covered by the Debtor’s D&O Liability Insurance Policies (as determined in good faith by the Reorganized Debtor), except to the extent set forth in Section 5.1(i) of the Plan of Reorganization, or (ii) any post-Effective Date obligations of any party or Entity under the Plan of Reorganization, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan of Reorganization.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in Section 9.4 of the Plan of Reorganization, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor, or anyone claiming by or through the Debtor, asserting any Claim or Cause of Action released by Section 9.4 of the Plan of Reorganization.

Article IX, Section 9.5—Exculpation

Except as otherwise specifically provided in the Plan of Reorganization, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action related to any act or omission in connection with, relating to, or arising out of, the RSA, the Chapter 11 Case, the Plan of Reorganization, or any Plan Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan of Reorganization or the reliance by any Exculpated Party on the Plan of Reorganization or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan of Reorganization, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan of Reorganization, including the distribution of property under the Plan of Reorganization or any other related agreement (“Exculpated Acts or Omissions”), provided that any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence shall not be considered an Exculpated Act or Omission, provided further that in all respects the Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan of Reorganization.

For the avoidance of doubt, the exculpation set forth above does not provided for exculpation or release of any Cause of Action of the Debtor (i) against any advisor that arose prior to the Petition Date for any act or omission that was not an Exculpated Act or Omission, or (ii) against any former director or officer of the Debtor.

Article IX, Section 9.6—Injunction

Except as otherwise expressly provided in the Plan of Reorganization or for obligations issued or required to be paid pursuant to the Plan of Reorganization or Confirmation Order, all Entities who have held, hold, or may hold Causes of Action that have been released or exculpated pursuant to Sections 5.1, 9.4, or 9.5 of the Plan of Reorganization, or Claims or Interests that have been discharged pursuant to Section 9.1 of the Plan of Reorganization, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Subsidiaries, the Reorganized Debtor, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests released or settled pursuant to the Plan of Reorganization. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan of Reorganization or under any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan of Reorganization from bringing an action to enforce the terms of the Plan of Reorganization or such document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan of Reorganization.

A copy of the Combined Disclosure Statement and Plan and any related documents can be obtained, free of charge, at https://dm.epiq11.com/ChargeEnterprises or by scanning the Quick Response Barcode below using the camera on a smart phone or tablet:

Dated: March 12, 2024
FAEGRE DRINKER BIDDLE & REATH LLP
/s/ Sarah E. Silveira

Patrick A. Jackson (No. 4976)
Ian J. Bambrick (No. 5455)
Sarah E. Silveira (No. 6580)
222 Delaware Ave., Suite 1410
Wilmington, DE 19801
Tel: (302) 467-4200
Fax: (302) 467-4201
patrick.jackson@faegredrinker.com
ian.bambrick@faegredrinker.com
sarah.silveira@faegredrinker.com

Michael P. Pompeo (pro hac vice)
Kyle R. Kistinger (pro hac vice)
1177 Avenue of the Americas, 41st Floor
New York, NY 10036
Tel: (212) 248-3140
Fax: (212 248-3141
michael.pompeo@faegredrinker.com
kyle.kistinger@faegredrinker.com

Michael T. Gustafson (pro hac vice) 320 South Canal Street, Suite 3300 Chicago, IL 60606 Tel: (312) 569-1000 Fax: (312) 569-3000 mike.gustafson@faegredrinker.com
Proposed Counsel to the Debtor and Debtor in Possession